DASZKAL, BOLTON & MANELA
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

        240 W. PALMETTO PARK ROAD, SUITE 300 BOCA RATON, FLORIDA 33432
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN, CPA, P.A.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Big Smith Brands, Inc., and Subsidiary for the years ended December 31, 1998 and 1997, to our report dated February 26,1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us as "Experts" in such Prospectus.


                                           /s/ Daszkal, Bolton & Manela CPAs
Boca Raton, Florida                            Daszkal, Bolton & Manela CPAs
July 14, 1999